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                 [LETTERHEAD OF ALLIED WASTE INDUSTRIES, INC.]



                                                                     EXHIBIT 5.1



Board of Directors


Allied Waste Industries, Inc.


15880 N. Greenway-Hayden Loop, Suite 100


Scottsdale, AZ 85260



        Re: Registration Statement on Form S-4



Ladies and Gentlemen:



     As General Counsel of Allied Waste, a Delaware corporation (the "Company"), I am familiar with the affairs of the Company. This opinion is being delivered in connection with a Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Company of up to 47,963,682 shares of its common stock, par value $.01 per share (the "Common Stock"), in connection with the Company's acquisition of American Disposal Services, Inc., pursuant to the Merger Agreement referred to in the Registration Statement.



     I and members of my staff have examined such documents, including resolutions adopted by the Board of Directors with respect to the Registration Statement, the Merger Agreement and the Common Stock (the "Resolutions"), and have reviewed such questions of law, as I have deemed necessary for the purposes of rendering the opinions set forth below.



     Based on the foregoing, I am of the opinion that the Common Stock has been duly authorized by all requisite corporate action and, upon issuance and delivery thereof pursuant to the terms of the Merger Agreement referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.



     The opinions expressed above are limited to the laws of the State of Delaware and the federal laws of the United States of America.



     I hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" contained in the Joint Proxy Statement and Prospectus included therein.



Dated: September 11, 1998



                                          Very truly yours,



                                          /s/ STEVEN M. HELM
                                          --------------------------------------


                                          Steven M. Helm